Exhibit 99.1
Item 14. Other Expenses of Issuance and Distribution
     The expenses in connection with the issuance and distribution of 562,636 shares of our common stock being registered pursuant to Registration Statement on Form S-3 (Registration No. 333-141160), other than underwriting discounts and commissions, are set forth in the following table.

SEC registration fee (1)	$1,144
Listing fees	5,000
Printing and engraving expenses	20,000
Legal fees and expenses	60,000
Accounting fees and expenses	10,000
Total	$96,144

(1)	The registrant has already paid $25,300 with respect to $775,000,000 aggregate initial offering price of securities that were previously registered pursuant to the registration statement (No. 333-102298) initially filed by Safeco Corporation on December 30, 2002, and were not sold thereunder. These previously paid registration fees will be applied in lieu of $1,144 in registration fees due in connection with the issuance and distribution of 562,636 shares of our common stock under this registration statement pursuant to Rule 457(p) under the Securities Act of 1933, as amended.